UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2014
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2014, Agilent Technologies, Inc. (“Agilent”) completed the previously announced distribution of one hundred percent (100%) of the outstanding common stock of Keysight Technologies, Inc. (“Keysight”) to Agilent’s shareholders (the “Distribution”). Keysight was formed to hold Agilent’s electronic measurement business and, as a result of the Distribution, is now an independent public company trading under the symbol “KEYS” on the New York Stock Exchange. The Distribution was made to Agilent’s shareholders of record as of the close of business on October 22, 2014 (the “Record Date”), who received one share of Keysight common stock for every two shares of Agilent common stock held as of the close of business on the Record Date.

On November 3, 2014, Agilent issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, Ronald S. Nersesian (Executive Vice President of Agilent) resigned from his position at Agilent, effective as of immediately prior to the Distribution.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: November 3, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 3, 2014

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